UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013 (February 12, 2013)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please see the disclosure set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” which is incorporated by reference into this Item 1.01.

On February 13, 2013, Overland Storage, Inc. (the “Company”) entered into a placement agent agreement (the “Placement Agreement”) with Roth Capital Partners, LLC, as placement agent (the “Placement Agent”), relating to a proposed offering of securities of the Company. A copy of the Placement Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

On February 13, 2013, the Company entered into a Subscription Agreement (the “Subscription Agreement”) between the Company and the investor party thereto (the “Investor”). A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference. Pursuant to the Subscription Agreement, the Company agreed to issue to the Investor in a private placement 1,020,409 shares of the Company’s common stock, no par value per share (the “Common Stock”), for an aggregate offering price of approximately $1.0 million (the “Offering”).

Pursuant to the Placement Agreement, the Company agreed to pay the Placement Agent a commission equal to 5.75% of the gross proceeds from the Offering. The Company has also agreed to pay or reimburse certain expenses of the Placement Agent, subject to a maximum reimbursable amount. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of the Offering exceed 8% of the gross proceeds of the Offering. The placement agent will not receive any commission with respect to the sale of the Notes (as defined below).

The shares of Common Stock in the Offering were offered and sold by the Company under its registration statement on Form S-3 (File No. 333-179170), as supplemented by the prospectus supplement dated February 13, 2013 and filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2013.

The above descriptions of the Placement Agreement and the Subscription Agreement are qualified in their entirety by reference to Exhibits 1.1 and 10.3 attached hereto, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 12, 2013, the Company entered into a Note Purchase Agreement (the “NPA”) with the note purchasers party thereto (the “Purchasers”). The NPA provides for the agreement by the Purchasers to acquire, and the Company to sell to the Purchasers, convertible promissory notes (the “Notes”) of the Company in aggregate original principal amount of $13.25 million in exchange for the payment of the purchase price by the Purchasers in an equivalent amount. The Notes are scheduled to mature February 13, 2017.

The obligations under the Notes are secured by a pledge of 65% of the Company’s stock in each of its three foreign subsidiaries: Overland Storage (Europe) Ltd., Overland Storage SARL and Overland Storage GmbH.

Outstanding principal under the Notes will bear interest at 8.0% simple interest per annum. The Company has the option to pay accrued and outstanding interest either entirely in cash or shares of Common Stock; provided that at any time that the Initial Investor (as defined in the NPA) holds 20% or more of the then outstanding Common Stock, the Initial Investor (and not the Company) will have the option to determine whether the applicable interest payment payable to the Initial Investor during such time is payable in cash or Common Stock.

The NPA contains customary covenants, including covenants that limit or restrict the Company’s ability to incur liens, incur indebtedness, or make certain restricted payments. Upon the occurrence of an event of default under the NPA, the Purchasers may declare all amounts outstanding to be immediately due and payable. The NPA specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

Pursuant to the NPA, the Company agreed to dismiss its currently pending patent infringement lawsuit against Tandberg Data GmbH and its related entities.

Any Purchaser may elect to convert all or a portion of the outstanding principal amount of such Purchaser’s Note into shares of Common Stock (subject to certain limitations set forth in the NPA) in an amount equal to the principal amount of the Notes being converted divided by the greater of (a) $1.30 per share and (b) the closing bid price of the Common Stock on the date of the NPA, subject to adjustment as set forth in the NPA.

Contemporaneous with the sale of the Notes, the parties to the NPA entered into a Registration Rights Agreement, pursuant to which the Company agreed to provide the Purchasers certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws. Pursuant to the NPA, within thirty (30) days the Closing Date, the Company is required to file the Registration Statement (as defined in the Registration Rights Agreement) with the Commission covering the resale or other disposition of the Common Stock issuable upon conversion of the Notes.

The descriptions of the NPA and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 10.1 and 10.2 attached hereto, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

Please see the disclosure set forth under “Item 2.03 Entry into a Material Definitive Agreement” regarding the Notes, which is incorporated by reference into this Item 3.02.

The purchase and issuance of the Notes was completed on February 13, 2013. The Notes were issued in connection with the NPA.

The Notes have not been registered under the Securities Act and were issued pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act and/or Regulation D and/or Regulation S promulgated thereunder. The shares issuable upon conversion of the Notes and any shares that we may issue as payment of interest on the Notes are restricted in accordance with Rule 144 under the Securities Act. The issuances and the potential issuances did not involve any public offering; the Company made no solicitation in connection with the private placement other than communications with the purchasers; the Company obtained representations from the purchasers regarding their investment intent, knowledge and experience; the purchasers either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the purchasers are capable of evaluating the merits and risks of their investment; and the shares potentially issuable thereunder are issuable with restricted securities legends.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The Notes, the shares issuable upon conversion of the Notes and any shares that we may issue as payment of interest on the Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, entitled “Overland Storage, Inc. Announces Financing of $14.25 Million of Convertible Notes and Common Stock” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, unforeseen changes in the course of the Company’s business; any increase in the Company’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in the Company’s periodic reports filed with the Commission. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Placement Agent Agreement, dated February 13, 2013.

10.1†	Note Purchase Agreement, dated February 12, 2013.

10.2	Registration Rights Agreement, dated February 12, 2013.

10.3	Form of Subscription Agreement, dated February 13, 2013.

99.1	Press Release, dated February 13, 2013, entitled “Overland Storage, Inc. Announces Financing of $14.25 Million of Convertible Notes and Common Stock.”

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: February 14, 2013	/s/ Kurt. L. Kalbfleisch
	By:	Kurt. L. Kalbfleisch
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agent Agreement, dated February 13, 2013.

10.1†	Note Purchase Agreement, dated February 12, 2013.

10.2	Registration Rights Agreement, dated February 12, 2013.

10.3	Form of Subscription Agreement, dated February 13, 2013.

99.1	Press Release, dated February 13, 2013, entitled “Overland Storage, Inc. Announces Financing of $14.25 Million of Convertible Notes and Common Stock.”

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.